UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

333 Avenue of the Americas, Suite 2000
Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by Andover National Corporation (the "Company") with the Securities and Exchange Commission (the "SEC") on December 31, 2018, the Company issued amended and restated Class W-1 and W-2 warrants (the “Warrants”) to the original purchasers of the Company’s Class A and Class B warrants.

On February 1, 2021, the Company and each of Blumenthal Family Investment Joint Venture, L.P., Jeffrey C. Piermont and The Peter A. Cohen Revocable Trust (the “Warrant Holders”) entered into Warrant Cancellation Agreements with the Company in order to terminate the Warrants and to refund the Warrant Holders the original purchase price for the Warrants. The foregoing description of the Warrant Cancellation Agreements is qualified in its entirety by reference to the full text of the form of Warrant Cancellation Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On February 1, 2021, the Board of Directors (the “Board”) of the Company appointed Mr. Joshua Pechter, 46, and Mr. William Greenblatt, 63, as directors to its Board, effective as of February 1, 2021.

Mr. Pechter has served as the Founder and Managing Partner of Cacti Asset Management and its private fund, Cacti Partners, LP, since 2001, managing over $1 billion of value equities for high net worth families, insurance companies and endowments.  Mr. Pechter has also served as a member of the board of directors of Pechter, Inc., a diversified steel manufacturing and distribution business, for the past 25 years.  Mr. Pechter earned a Bachelor of Arts degree from Pennsylvania State University and a Masters of Business Administration from Emory University.

Mr. Greenblatt has served as the Founder and Chairman of Montague Street Capital since April 2017. In 1986, Mr. Greenblatt founded Sterling Check, one of the pioneers of the background screening industry, and served as its chief executive officer until December 2014 and chairman of the board of directors until November 2019. Mr. Greenblatt was named “Entrepreneur of the Year” by Ernst & Young in 2006 and received the “Entrepreneur of the Year Award” from the University of Maryland in 2010. Mr. Greenblatt serves as the chairman of the board of directors of each of OpenDoctors247 and Bushwick, LLC as well as a member of the board of directors of Fairygodboss.com, Sterling Check, Remote Legal, the University of Maryland, The Benjamin Cardozo School of Law and United Jewish Appeal. Mr. Greenblatt earned a Bachelor of Arts degree from the University of Maryland and a Juris Doctor from The Benjamin Cardozo School of Law.

On February 1, 2021 (the “Grant Date”), in connection with their election to the Board, each of Mr. Pechter and Mr. Greenblatt were granted restricted stock units (“RSUs”) for 10,000 shares of the Company’s Class A Common Stock. The RSUs will vest in equal quarterly installments through the second anniversary of the Grant Date, subject to their continued service as directors.

Also in connection with their election to the Board, each of Mr. Pechter and Mr. Greenblatt will enter into indemnification agreements with the Company, which form is filed as Exhibit 10.2 to this Current Report on Form 8-K. Under this indemnification agreement, the Company will agree, among other things, to indemnify Mr. Pechter and Mr. Greenblatt for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their service as directors of the Company.

Neither Mr. Pechter nor Mr. Greenblatt have any family relationships with any of the Company’s directors or executive officers. There are no related party transactions between the Company and each of Mr. Pechter and Mr. Greenblatt required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of the indemnification agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of 2019 Equity Incentive Plan

On February 1, 2021, the Board approved the First Amendment (the “Plan Amendment”) to the Company’s 2019 Equity Incentive Plan (the “Plan”) to increase the number of shares of its Class A Common Stock available for issuance under the Plan from 1,050,595 to 1,550,595. The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is being filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Warrant Cancellation Agreement.
10.2	Form of Indemnification Agreement.
10.3	Amendment No. 1 to the 2019 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: February 3, 2021	By:	/s/ Jeffrey C. Piermont
	Name:	Jeffrey C. Piermont
	Title:	President and Chief Operating Officer